Execution Version

Settlement Agreement

Among

Copperweld Bimetallics LLC.,

Copperweld Bimetallics International Holdings LLC.,

International Manufacturing Equipment Suppliers LLC. ,

Tongling Jingda Special Magnet Wire Co., Ltd.

and

Tongling Copperweld Bimetallics Co., Ltd.

January 16, 2008

Table of Contents

This Agreement is entered into at Beijing, the People's Republic of China (the "**PRC**") on January 16, 2008 by and among the following parties:

(1) Copperweld Bimetallics, LLC. ("**Copperweld**"), a limited liability company registered in Delaware, USA, with its registered address at 254 Cotton Mill Road, Fayetteville, Tennessee, USA;

(2) Copperweld Bimetallics International Holdings LLC("**International Company**"), a limited liability company registered in Delaware, USA, with its registered address at 254 Cotton Mill Road, Fayetteville, Tennessee, USA; International Company is a wholly-owned subsidiary of Copperweld.

(3) International Manufacturing Equipment Suppliers, LLC. ("**IMES**"), a limited liability company registered in North Carolina , USA, with its registered address at 254 Cotton Mills Road, Fayetteville, Tennessee, USA.;

(4) Tongling Jingda Special Magnet Wire Co., Ltd. ("**TJS**"), a company limited by shares which is organized and validly existing under the laws of the PRC, with its registered address at Tongling Economic & Technological Development Zone, Anhui Province, PRC; and

(5) Tongling Copperweld Bimetallics Co., Ltd. ("**JV Company**"), a limited liability company which is organized and validly existing under the laws of the PRC, with its registered address at Tongling Economic & Technological Development Zone, Anhui Province, PRC.

Under this Agreement, the aforementioned five parties shall be referred to collectively as the "Parties" and each as a "Party".

PREAMBLE

1. TJS and International Company entered into a sino-foreign equity joint venture contract (the "**JV Contract**") on September 30, 2006 for the purpose of establishing the JV Company. In accordance with Article 2 of the JV Contract, the JV Company was to be capitalized jointly by TJS and International Company with registered capital of USD Eight Million Dollars (US $8,000,000). Of this amount, TJS was required to contribute USD Four Million Eighty Thousand Dollars (US $4,080,000) in cash, accounting for fifty-one percent (51%) of the registered capital of the JV Company, and International Company was required to contribute USD Three Million Nine Hundred Twenty Thousand Dollars (US $3,920,000) in cash, accounting for forty nine percent (49%) of the registered capital

of the JV Company. The Commerce Bureau of Tongling, Ahnui Province, PRC (the "**Approval Authority**") approved the JV Company on October 16, 2006. The Tongling Administration of Industry and Commerce, Anhui Province, PRC (the "**Registration Department**") issued the JV Company its business license on October18, 2006; The JV Company has completed other relevant procedures.

2. By April 30, 2007, TJS contributed USD Four Million Eighty Thousand (US $4,080,000) Dollars to the JV Company capital account thereby fulfilling its capital contribution obligation under the JV Contract. As of the date of this Agreement, International Company contributed USD Two Million Seven Hundred Thousand (US $2,700,000) Dollars in cash to the JV Company capital account and IMES mistakenly paid USD Two Hundred Thousand (US $200,000) Dollars in cash to the JV Company capital account. Pursuant to the terms of the JV Contract, the International Company is required to contribute an additional USD One Million Two Hundred Twenty Thousand (US$ 1,220,000) Dollars to the JV Company capital account. As of the date of this Agreement, International Company has not contributed this amount.

3. On December 6, 2006, the JV Company entered into three equipment purchase contracts (collectively referred to as "**Equipment Contract One**") with IMES for the purchase of a CCA clad line, CCA Annealing Furnace, CPS Plating Line and Drawing Machine. As of January 12, 2007, pursuant to the terms of Equipment Contract One, the JV Company paid a total amount of USD Three Million One Hundred Thirty Seven Thousand and Nineteen Dollars (US $3,137,019) to IMES as a down payment for the purchase of the equipment (the **"Equipment Contract One Down Payment")**. As of May 30, 2007, IMES delivered to the JV Company a portion of the CPS plating line parts (the "**Plating Line Parts**") to the JV Company in accordance with Equipment Contract One with a contract value of USD Five Hundred Thousand Dollars (US $500,000). As of the date of this Agreement, the main body of the CPS Plating Line, the CCA clad line and the CCA Annealing Furnace have not been delivered to the JV Company.

4 The JV Company entered into an equipment purchase contract with MARIO FRIGERIO S.P.A of Italy for a CCA rod breakdown machine on October 28, 2006 (total contract value is Four Hundred Twenty Eight Thousand Eight Hundred Euro (€428,800)), an equipment purchase contract with BUEHLER LTD for a metallographic microscope on January 20, 2007 (total contract value is USD Fifty Six Thousand (US $56,000)) Dollars, and an equipment purchase contract with Foshan Nanhai GOS Electrical Equipment Co., Ltd. for a CPS rectifier on December 22, 2006 (the total contract value is RMB Forty Hundred Twenty Thousand (RMB420,000)) (the three equipment purchase contracts are collectively referred to as **"Equipment Contract Two"**, and the CCA rod breakdown machine, the metallographic microscope and the CPS rectifier purchased pursuant to

Equipment Contract Two are collectively referred to as the **"Third Party Equipment"**). As of May 30, 2007, the JV Company paid Buehler Ltd and Foshan Nanhai GOS Electrical Equipment Co., Ltd all amounts due under their respective contracts and the purchased equipment has been delivered to the JV Company. As of the date of this Agreement, €42,880 (December 18, 2007 exchange rate, US $61,715.50) remains due and owing by the JV Company to Mario Frigerio S.P.A. Despite the outstanding balance due to Mario Frigerio S.P.A., it has delivered the CCA rod breakdown machine to the JV Company. Based on exchange rates as of December 18, 2007, the total contract price of Equipment Contract Two is equal to the sum of Four Hundred Twenty Eight Thousand Eight Hundred Euro (€428,800), USD Fifty Six Thousand Dollars (US $56,000) and RMB Forty Hundred Twenty Thousand (RMB420,000), or USD Seven Hundred Thirty Thousand One Hundred Sixty Six Dollars (US $730,166.00).

5. International Company and IMES are experiencing financial difficulty and, therefore, are not able to fulfill their respective obligations under the JV Contract and Equipment Contract One, including, but not limited to paying the remaining capital contribution to the JV Company and delivering all of the equipment purchased under Equipment Contract One. As a result, International Company has requested to transfer its equity interest in the JV Company and IMES has requested to cancel Equipment Contract One.

6. In this regard, TJS, JV Company, Copperweld, International Company, and IMES have agreed to the following: (i) International Company shall transfer its equity interest in the JV Company to a company or entity designated by TJS, Hong Kong Heavy Trade Co., Limited (the **"TJS Designated Company"**), (ii) IMES and the JV Company shall cancel Equipment Contract One, and (iii) Copperweld will purchase the Third Party Equipment from the JV Company, all on the terms and conditions set forth below and agreed to by the Parties and in accordance with the Sino-foreign Equity Joint Venture Law of PRC, the Implementation Rules of the Sino-foreign Equity Joint Venture Law of PRC, the Contract Law of PRC, and other relevant laws and regulations.

ARTICLE 1 INTERNATIONAL COMPANY TRANSFER OF ITS EQUITY INTEREST IN THE JV COMPANY

1.1 International Company agrees to sell and to convey all of its equity interest in the JV Company's registered capital and all of its rights and liabilities related to such equity interest (the **"JV Equity Interest"**) to the TJS Designated Company in consideration of the payment of the purchase price in the amount of USD Two Million Seven Hundred Thousand Dollars (US $2,700,000) (**"Equity Purchase Price"**).

1

1.2 Within three (3) business days from the date of execution of this Agreement by the Parties, TJS shall cause the TJS Designated Company to enter into an Equity Transfer Agreement (the **"Equity Transfer Agreement"**) with International Company, in substantially the same form and substance as attached hereto as Appendix I, and any other documents required by the Approval Authority (if any). TJS, TJS Designated Company and International Company shall assist the JV Company in connection with the transfer of the JV Equity Interest, including but not limited to, obtaining approval of the transfer by the Approval Authority and changing the registration at the JV Company's local Administration of Industry and Commerce ("**AIC Registration**").

1.3 Simultaneously with the execution of the Equity Transfer Agreement, TJS shall cause the TJS Designated Company to enter into a Supplementary Agreement to the Equity Transfer Agreement (the **"Supplementary Agreement")**, in substantially the same form and substance as attached hereto as Appendix II. The Supplementary Agreement shall provide that the Equity Purchase Price set out in Section 1.1 of this Agreement shall be paid as follows:

(1) Within sixty (60) business days from the approval date of the transfer of the JV Equity Interest as provided for under Section 1.1 of this Agreement by the Approval Authority, the TJS Designated Company shall, on behalf of IMES, refund to the JV Company the balance of the Equipment Contract One Down Payment that remains unpaid in the total amount of USD Two Million Eighty Thousand Dollars (US $2,080,000) (the **"Down Payment Balance"**);

(2) Immediately upon receipt of the Down Payment Balance, the JV Company shall provide to International Company, via E-mail or facsimile, with a copy to IMES, written certification that the JV Company received the Down Payment Balance, and, within three (3) business days of its receipt, deliver, via international courier, such certification to International Company, with a copy to IMES. Effective immediately upon receipt of such written certification by International Company, the International Company waives, releases and forever discharges any right to claim or to receive the remaining Equity Purchase Price in the total amount of USD Six Hundred and Twenty Thousand Dollars (US $620,000).

1.4 The Parties agree that upon the completion of the AIC Registration in connection with the transfer of the JV Equity Interest, TJS, TJS Designated Company, the JV Company and their respective subsidiaries and affiliates shall not use in any form any trademark, trade name or any insignia related to Copperweld, including, but not limited to "Copperweld" or any confusingly similar derivation thereof, or register or use in any manner whatsoever any intellectual property of Copperweld, including, but not limited to any patents,

inventions, utility models, designs, trademarks, copyrights, domain names or know-how.

1.5 If TJS Designated Company does not enter into the Equity Transfer Agreement and the Supplementary Agreement within three (3) business days from the date of execution of this Agreement, TJS shall immediately enter into the Equity Transfer Agreement and the Supplementary Agreement in place of the TJS Designated Company and the Equity Transfer Agreement and the Supplementary Agreement each shall be amended accordingly. TJS and/or the JV Company shall pay any additional tax or expense imposed or that becomes due as a result of the purchase of the JV Equity Interest by TJS and the assumption by TJS of any other obligation of the TJS Designated Company under this Agreement or any other agreement contemplated hereunder.

1.6 In consideration of the transfer of the JV Equity Interest by the International Company, any obligation of the International Company to make additional capital contributions under the JV Contract or otherwise is discharged immediately upon the approval of the transfer of the JV Equity Interest as provided for under Section 1.1 of this Agreement by the Approval Authority. Also, effective immediately upon the approval of the transfer of the JV Equity Interest as provided for under Section 1.1 of this Agreement by the Approval Authority , the JV Company, TJS and their respective subsidiaries and affiliates release and forever discharge International Company and its affiliates and their respective officers, directors, shareholders, agents and representatives (the **"International Company Releasees"**) of and from any and all actions, debts, and claims that they ever had, now have or which may later appear or accrue, whether known or unknown, for any losses, damages, injuries, expenses and compensation of any kind or nature whether anticipated or unanticipated against the International Company Releasees for or by reason of any matter, cause or issue arising out of or related in any way to the International Company's obligation to make a capital contribution to the JV Company under the JV Contract or otherwise.

ARTICLE 2 CANCELLATION OF EQUIPMENT CONTRACT ONE

2.1 IMES and the JV Company agree to terminate and to cancel that portion of the Equipment Contract One that remains to be performed. IMES agree to waive any rights that it may have in the Plating Line Parts, and the JV Company will dispose of the Plating Line Parts at its own cost and expense.

2.2 Contemporaneously with the execution of this Agreement, IMES and the JV Company shall enter into an agreement cancelling the remaining portion of Equipment Contract One (the **"Cancellation Agreement"**), in substantially the same form and substance as

attached hereto as Appendix III. Pursuant to the Cancellation Agreement, IMES shall refund the Equipment Contract One Down Payment (in the total amount of USD Three Million One Hundred Thirty Seven Thousand and Nineteen Dollars (US $3,137,019)) in the following manner:

(1) JV Company shall credit the USD Two Hundred Thousand Dollars (US $200,000) mistakenly paid by IMES to the JV Company's capital account, correctly to the JV Company's current account.

(2) Within three (3) business days from the date TJS Designated Company enters into the Equity Transfer Agreement and Supplementary Agreement or if TJS Designated Company does not enter in such agreements, within three (3) business days from the date TJS enters into such agreements, IMES shall pay to the JV Company the total amount of USD Eight Hundred Fifty-Seven Thousand and Nineteen Dollars (US $857,019) (the **"Partial Down Payment Refund"**).

(3) The remaining USD Two Million Eighty Thousand Dollars (US $2,080,000) (previously defined as the **"Down Payment Balance")** shall be paid in accordance with and in the manner described in Section 1.3(1) of this Agreement.

(4) Notwithstanding anything contained herein to the contrary, the Parties agree that immediately upon the JV Company's receipt of the Partial Down Payment Refund, any obligation on the part of IMES or its affiliates to refund or pay the Down Payment Balance, shall be and hereby is assigned unconditionally to the TJS Designated Company or TJS (in the event the TJS Designated Company does not enter into the Equity Transfer Agreement and the Supplementary Agreement). The JV Company, TJS and the TJS Designated Company consent to such an assignment and each agree that once the obligation to refund or to pay the Down Payment Balance is assigned by IMES, (i) all duties, obligations and responsibilities with regard to the Down Payment Balance shall be binding solely upon the TJS Designated Company or TJS (in the event the TJS Designated Company does not enter into the Equity Transfer Agreement and the Supplementary Agreement); and (ii) that IMES and its affiliates are fully, completely and finally released from any obligation to pay or to refund any additional portion of the Equipment Contract One Down Payment, including, but not limited to, the Down Payment Balance.

(5) The Down Payment Balance shall be paid by the TJS Designated Company or TJS (in the event the TJS Designated Company does not enter into the Equity Transfer Agreement and the Supplementary Agreement) in accordance with the provisions of Section 1.3(1) of this Agreement. The TJS Designated Company or TJS (in the

event the TJS Designated Company does not enter into the Equity Transfer Agreement and the Supplementary Agreement) shall indemnify and hold the IMES Releasees (hereinafter defined) harmless from any claims, suits or demands, whether known or unknown, which may be asserted in the future arising out of or related in any way to the refund or the payment of the remaining portion of the Equipment Contract One Down Payment, including, but not limited to, the Down Payment Balance. It is the intent of the TJS Designated Company or TJS (in the event the TJS Designated Company does not enter into the Equity Transfer Agreement and the Supplementary Agreement) to completely and fully terminate any exposure or liability on the part of the IMES Releasees to pay or to refund any remaining portion of the Equipment Contract One Down Payment, including, but not limited to, the Down Payment Balance. This provision is intended to be cumulative of other rights of indemnity and to be held harmless that the IMES Releasees may have under this Agreement or by law or regulation.

(6) The JV Company shall provide written certification to IMES, with a copy to Copperweld, that is has received a refund or payment of the Equipment Contract One Down Payment within three (3) business days of its receipt.

2.3 In consideration of its receipt of a refund or payment of the Equipment Contract One Down Payment in the manner set forth in this Agreement, the JV Company and its subsidiaries and affiliates release and forever discharge IMES and its affiliates and their respective officers, directors, shareholders, agents and representatives (the **"IMES Releasees"**) of and from any and all actions, debts, and claims that they ever had, now have or which may later appear or accrue, whether known or unknown, for any losses, damages, injuries, expenses and compensation of any kind or nature whether anticipated or unanticipated against the IMES Releasees for or by reason of any matter, cause or issue arising out of or related in any way to Equipment Contract One.

2.4 The JV Company shall pay any and all taxes, penalties, and fines, and any other amount that may be imposed or become due as a result of the cancellation of the Equipment Contract One and its waiver and release of any claim under the Equipment Contract One or its receipt of any portion of the Equipment Contract One Down Payment.

ARTICLE 3 EQUIPMENT CONTRACT TWO/THIRD PARTY EQUIPMENT

3.1 The JV Company agrees to sell and to convey its right, title and interest in the Third Party Equipment to Copperweld or its designated company.

3.2 The total contact price for purchase of the Third Party Equipment is USD Two Hundred Thirty Seven Thousand Dollars (US $230,000) (the "**Equipment Purchase Price**").

3.3 Contemporaneously with the execution of this Agreement, the JV Company or its designated agent, Anhui Hongyun Packaging Imports and Exports Company, Ltd (the "**Agent**"), and Copperweld shall enter into an equipment purchase agreement (the **Equipment Purchase Agreement**"), in substantially the same form and substance as attached hereto as Appendix IV. The Equipment Purchase Agreement shall provide that Copperweld shall pay the Equipment Purchase Price in the following manner:

(1) USD One Hundred Thousand Dollars (US $100,000) (the "**First Installment**") shall be paid to the account of the Agent within three (3) business days of execution of this Agreement; and

(2) USD One Hundred Thirty Thousand Dollars (US $130,000) (the "**Second Installment**") shall be paid to the account of the Agent after the CCA rod breakdown machine is loaded-on board of the carrier selected by Copperweld at Shanghai, PRC, the port of shipment to the United States (the "**Equipment Delivery Point**"), and prior to departure from the port of shipment.

3.4 Immediately upon receipt of the First Installment of the Equipment Purchase Price, the JV Company shall permit Copperweld or its representatives to enter the JV Company during normal business hours and at other times that are mutually convenient for the Parties for the purpose of (i) crating and shipping the metallographic microscope and the CPS rectifier and (ii) disassembling the CCA rod breakdown machine, crating the machine and loading the machine for shipment to the United States. The JV Company shall provide necessary assistance (including but not limited to water and electricity), during these processes. No one other than Copperweld or its representatives shall be permitted to move, disassemble, use or otherwise touch the CCA rod breakdown machine. Copperweld shall be solely responsible for the payment of any fees, costs or expenses associated with the disassembly, crating and shipping of the CCA rod breakdown machine.

3.5 Risk of damage and loss of the metallographic microscope and the CPS rectifier (the "Microscope and Rectifier") shall be transferred to Copperweld at the time the Microscope and the Rectifier are loaded on a truck at the JV Company for shipment by Copperweld. Copperweld shall be solely responsible for the payment of any fees, costs or expenses associated with the shipping of the Microscope and the Rectifier. Risk of damage and loss for the CCA rod breakdown machine shall be transferred to Copperweld at the time Copperweld or its designated representatives begin to disassemble the CCA

rod breakdown machine. All of the expenses related to the export of any of the Third Party Equipment to the United States, including freight, insurance, customs application fees, and export duties, shall be paid by Copperweld. If Chinese law or regulation requires the export and shipment of any of the Third Party Equipment to proceed under the name of the JV Company, the JV Company and its affiliates each agree to assist Copperweld with such exportation and shipment. Copperweld shall reimburse the JV Company for any reasonable and documented expenses for freight, insurance, customs application fees or export duties that it may pay as a result of such legal or regulatory requirement.

3.6 Within three (3) days of receipt of the Second Installment, the JV Company shall pay the balance that remains due and owing by the JV Company to Mario Frigerio S.P.A. for the CCA rod breakdown machine in the total amount of Forty-Two Thousand Eight Hundred Eighty Euros (€42,880) (as per exchange rate on December 18, 2007, this amount is equivalent to US $61,715.50).

3.7 As a manufacturing foreign invested enterprise, the JV Company enjoyed customs duties exemption and other preferential tax treatment when purchasing one or more pieces of equipment comprising the Third Party Equipment. In connection with the sale of the Third Party Equipment by the JV Company to Copperweld, as set forth herein, the JV Company may be required to pay or refund certain duties, VAT or penalties. The Parties agree that the JV Company shall pay as they come due all duties, taxes, or penalties imposed or required to be paid as a result of the sale of all or any portion of the Third Party Equipment to Copperweld or its designated agent, except as expressly provided in Sections 3.5 and 3.6 herein.

3.8 The JV Company and/or TJS hereby assigns and transfers to Copperweld all manufacturers warranties related to the Third Party Equipment. The JV Company and/or TJS shall execute all documents necessary to memorialize the assignment of any manufacturers warranty assigned under this paragraph.

ARTICLE 4 WARRANTIES AND UNDERTAKINGS

Each Party warrants and undertakes to each other as follows:

4.1. It is an entity that is duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization, with full power and authority to conduct their business as now being conducted

4.2. Neither the execution nor delivery of this Agreement nor the performance of any of the transactions contemplated hereunder will directly or indirectly breach or constitute an event of default under any contract or violate any applicable laws or regulations.

4.3. The JV Company, TJS, TJS Designated Company and their respective affiliates, officers, directors, agents and representatives represent and warrant that they have not registered in any form any trademark, trade name or any insignia related to Copperweld, including, but not limited to "Copperweld" or any confusingly similar derivation thereof, or any other intellectual property of Copperweld, including, but not limited to any patents, inventions, utility models, designs, trademarks, copyrights, domain names or know-how.

4.4. Except for the representations and warranties contained in this Article 4, each Party acknowledges that none of the other Parties nor any person or entity acting on their behalf has made any other express or implied representation or warranty with respect to the transactions contemplated herein.

ARTICLE 5 COVENANT

5.1 Each Party agrees to execute all documents and take all necessary action to perform this Agreement and to complete the transactions contemplated herein. To perform this Agreement, each Party shall reasonably and actively cooperate with each other without any delay with respect to preparing the application documents, sealing, and etc.

ARTICLE 6 CONFIDENTIALITY

6.1 The Parties agree that the terms of this Agreement and the transaction contemplated hereunder are confidential and that neither they nor any other person acting on their behalf will disclose any information related to this Agreement or the transaction contemplated under this Agreement (the "**Confidential Information**") unless it obtains the express written consent of all of the Parties. The Parties further agree that they and anyone acting on their behalf will use the Confidential Information only for the purposes of performing a Parties' respective obligations under this Agreement or completing the transactions contemplated under this Agreement. The Parties also agree that they will not use the Confidential Information for their own or for the benefit of any third party.

6.2 Nothing in this Agreement shall prevent any Party from disclosing any Confidential Information

(a) to its accountants, attorneys or employees who need to know the information in order for the Party to perform its obligations under this Agreement or to complete the transactions contemplated under this Agreement;

(b) to comply with any compulsory provision of the law and regulation, but only to the extent necessary for such compliance;

(c) to comply with a compulsory request of the government of the country where it is located, but only to the extent necessary for such compliance.

6.3 The confidentiality obligations mentioned above shall survive for two (2) years following the execution date of this Agreement.

ARTICLE 7 FORCE MAJEURE

7.1 **"Force Majeure Event"** means earthquake, typhoon, fire, war and other unforeseeable and unpreventable or unavoidable event. "Force Majeure Event" excludes economic hardship, changes in market conditions, and insufficiency of funds.

7.2 If a Force Majeure Event occurs, the nonperforming party is excused from the performance thereby prevented and from satisfying any conditions precedent to the other party's performance that cannot be satisfied, in each case to the extent limited or prevented by the Force Majeure Event. When the nonperforming party is able to resume its performance or satisfy the conditions precedent to the other party's obligations, the nonperforming party shall immediately resume performance under this Agreement.

7.3 The relief offered by this Article Seven is the exclusive remedy available to the nonperforming party with respect to a Force Majeure Event.

ARTICLE 8 BREACH OF CONTRACT

8.1 If a Party fails to pay any amount due under this Agreement within thirty (30) days of its due date, interest shall accrue on the unpaid balance at a rate equal to one percent (1%) per month or the highest rate permitted by applicable law (whichever is lower).

8.2 If a Party fails to pay any amount due under this Agreement within sixty (60) days of its due date, except as may be excused under Article Seven herein, the other Party has the

right to terminate this Agreement unilaterally by giving written notice of termination. This remedy is cumulative and not exclusive of other rights that the Party may have under this Agreement, any other agreement contemplated hereunder or applicable law or regulation.

8.3 If the JV Company or its Agent breaches Article Three of this Agreement, International Company may elect to unilaterally terminate Section 1.3 of this Agreement and declare the Equity Transfer Agreement, and the Supplementary Agreement (if signed) null and void. Within three (3) business days of International Company making such an election, the JV Company and/or the Agent shall refund any amounts paid by International Company, IMES or Copperweld under this Agreement, or any other agreement contemplated hereunder. This remedy is cumulative and not exclusive of other rights that International Company may have under this Agreement, any other agreement contemplated hereunder or applicable law or regulation.

8.4 If TJS Designated Company or TJS (if required under this Agreement) fail to enter into either the Equity Transfer Agreement or the Supplementary Agreement within the time period set forth in this Agreement, IMES may elect to unilaterally declare the Cancellation Agreement (if signed) null and void. Within three (3) business days of IMES making such an election, the JV Company shall refund any amounts paid by IMES, International Company or Copperweld under the Cancellation Agreement. This remedy is cumulative and not exclusive of other rights that IMES may have under this Agreement, the Cancellation Agreement, any other agreement contemplated hereunder or applicable law or regulation.

ARTICLE 9 APPLICABLE LAW AND DISPUTE RESOLUTION

9.1 The execution, validity, interpretation, implementation and the dispute resolution of this agreement shall be governed by the PRC laws that are promulgated and publicly available. In the event that there is no promulgated and publicly available PRC laws governing a particular matter relating to this Agreement, reference shall be made to generally accepted international commercial practices.

9.2 In the event that a dispute arises in connection with the implementation or enforcement of this Agreement or otherwise related to this Agreement, the Parties shall negotiate with each other in good faith in the first instance to resolve such dispute. If the Parties are unable to resolve the dispute within sixty (60) days of commencing negotiations, the Parties agree that all such disputes shall be brought to China International Economic and

Trade Arbitration Commission, Shanghai Branch, for arbitration according to its then-current arbitration rules.

9.3 The prevailing party in any arbitration and any judicial proceeding related thereto, shall be entitled to recover its reasonable costs and attorneys fees as part of any award. In addition, upon the request of the prevailing party, the arbitrators may give an award in the currency in which the obligation is denominated or the loss is incurred. If the award is in U.S. dollars and the obligation is in a foreign currency, the conversion from foreign currency to U.S. dollars is to be made at such rate as to make the prevailing party whole and to avoid rewarding a party who has delayed in carrying out the obligation.

9.4 The arbitration award shall be final and binding on the Parties. Judgment upon the arbitral award may be entered in any court having jurisdiction over the Parties or their assets. The Parties hereby waive any right of exemption for itself or any of its assets from the jurisdiction of any court with respect to enforcement of an arbitral award rendered pursuant to this agreement.

ARTICLE 10 RELEASE

10.1 Upon receipt of the Partial Down Payment Refund and the Equipment Purchase Price, the JV Company, TJS, the TJS Designated Company, their respective parents, subsidiaries, affiliates, past and present officers, directors, agents, employees, representatives, successors and assigns (hereinafter referred to collectively as the **"TJS Portfolio"**), release and fully discharge, IMES Releasees, International Company Releasees and Copperweld and its affiliates, and their respective officers, directors, shareholders, agents and representatives (hereinafter referred to collectively as the **"Copperweld Portfolio"**) from any and all claims, causes of action, debts, accounts, promises, damages and demands whatsoever that the TJS Portfolio ever had, now have or which may later appear or accrue, whether known or unknown, for any loss, damage, injury, indemnity, loss of service, expense, cost or compensation of any kind or nature, whether anticipated or unanticipated, against the Copperweld Portfolio for any reason whatsoever arising out of or related in any way to the JV Contract, the operation of the JV Company, Equipment Contract One or Equipment Contract Two; provided, however, that the TJS Portfolio does not release, discharge or waive its right to enforce the terms and conditions of this Agreement or any ancillary agreement contemplated hereunder.

10.2 Upon the approval of the transfer of the JV Equity Interest by the Approval Authority, the payment of the Down Payment Balance and delivery of the Third Party Equipment, the **Copperweld Portfolio**, release and fully discharge, the **TJS Portfolio** from any and all

claims, causes of action, debts, accounts, promises, damages and demands whatsoever that the Copperweld Portfolio ever had, now have or which may later appear or accrue, whether known or unknown, for any loss, damage, injury, indemnity, loss of service, expense, cost or compensation of any kind or nature, whether anticipated or unanticipated, against **the TJS Portfolio** for any reason whatsoever arising out of or related in any way to the JV Contract, the operation of the JV Company, Equipment Contract One or Equipment Contract Two; provided, however, that the Copperweld Portfolio does not release, discharge or waive its right to enforce the terms and conditions of this Agreement or any ancillary agreement contemplated hereunder.

ARTICLE 11 NOTICES

11.1 Unless otherwise provided herein, all notices, consents, approvals and other communications (collectively, "Notices") which may be or are required to be given by any Party under this Agreement shall be properly given only if made in writing and sent via E-mail or facsimile, or by internationally recognized overnight delivery service (such as Federal Express, DHL, UPS Next Day Air or Airborne Express), with all delivery charges paid by the sender and addressed to the Party, as applicable, at the following address:

(1) To Copperweld:
Copperweld Bimetallics LLC.
Address: 254 Cotton Mill Road, Fayetteville, Tennessee USA
Attention: James Todd
E-mail: JTodd@copperweld.com
Fax: 931-433-0470

(2) To International Company:
Copperweld Bimetallics International Holdings LLC.
Address: 254 Cotton Mill Road, Fayetteville, Tennessee, USA
Attention: James Todd
E-mail: JTodd@copperweld.com
Fax: 931-433-0470

(3) To IMES
International Manufacturing Equipment Suppliers, LLC.
Address: 254 Cotton Mill Road, Fayetteville, Tennessee, USA
Attention: James Todd
E-mail: JTodd@copperweld.com
Fax: 931-433-0470

(4) To TJS
Tongling Jingda Special Magnet Wire Co., Ltd.
Address: Tongling Economic & Technological Development Zone, Anhui Province, PRC
Post code: 244000
Attention: Mr. Wang Shigen, Chairman of the Board
E-mail: wsg@jingda.cn
Fax: 0562-2838098

(5) To JV Company
Tongling Copperweld Bimetallics Co., Ltd.
Address: Tongling Economic & Technological Development Zone, Anhui Province, PRC
Post code: 244000
Attention: Mr. Wang Shigen
E-mail: wsg@jingda.cn
Fax: 0562-2838098

11.2 Should any notice be sent by express mail, it should be deemed delivered when such mail reach the aforesaid address.

ARTICLE 12 ENTIRE AGREEMENT

12.1 This Agreement and its appendix (i) constitutes the entire agreement and understanding of the Parties with respect to the transactions contemplated hereunder and supersedes all prior agreements, understandings, letters, negotiations and discussions, whether oral or written, and (ii) may be amended only by a written instrument executed by all of the Parties. No waiver of any provision of this Agreement shall be deemed to have been made unless expressed in writing and signed by the Party charged therewith. The captions and headings contained herein are for convenience and reference only, and they shall not be deemed to define, modify or add to the meaning of any provision of this Agreement.

ARTICLE 13 SEVERABILITY

13.1 In the event any provision of this Agreement shall be prohibited by or invalidated under applicable law, the remaining provisions of this Agreement shall remain fully effective.

ARTICLE 14 EFFECTIVENESS AND MISCELLANEOUS

14.1 This Agreement is made and entered into as of the date first above written and shall become effective immediately, following execution by the Parties.

14.2 This Agreement shall be made in five (5) counterparts. Each Party shall hold one.

14.3 This Agreement shall be made in both Chinese and English. Both versions shall have equal effect.

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Copperweld Bimetallics LLC.

Authorized representative: ____________________ (Signature)
James A Todd
EVP, CFO

Copperweld Bimetallics International Holdings LLC.

Authorized representative: ____________________ (Signature)
James A Todd
EVP, CFO

International Manufacturing Equipment Suppliers LLC.

Authorized representative: ____________________ (Signature)
James A Todd
EVP, CFO

Tongling Jingda Special Magnet Wire Co., Ltd.

Authorized representative: ____________________ (Signature)

Tongling Copperweld Bimetallics Co., Ltd.

Authorized representative: ____________________ (Signature)

APPENDIX I EQUITY TRANSFER AGREEMENT

APPENDIX II SUPPLEMENTARY AGREEMENT TO THE EQUITY TRANSFER AGREEMENT

APPENDIX III CANCELLATION AGREEMENT TO THE EQUIPMENT CONTRACT ONE

APPENDIX IV EQUIPMENT PURCHASE AGREEMENT